UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2016 (April 22, 2016)

LinnCo, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35695	45-5166623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 22, 2016, LinnCo, LLC (the “Company”) received a letter from the Listing Qualifications Department (“Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that the Company’s common shares representing limited liability company interests (“common shares”) closed below the $1.00 per share minimum bid price required by NASDAQ Listing Rule 5450(a)(1) for 30 consecutive business days. The notice has no immediate effect on the listing or trading of the Company’s common shares, which will continue to trade on The Nasdaq Global Select Market under the symbol “LNCO.”
In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until October 19, 2016, to achieve compliance with the minimum bid price requirement. The Company will regain compliance with the minimum bid price requirement if at any time before October 19, 2016, the bid price for the Company’s common shares closes at $1.00 per unit or above for a minimum of 10 consecutive business days.
The Company intends to actively monitor the bid price of its common shares and will consider available options to regain compliance with the listing requirements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINNCO, LLC

Date: April 25, 2016	By:	/s/ Candice J. Wells
Candice J. Wells Senior Vice President, General Counsel and Corporate Secretary